SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                    STANDARD MANAGEMENT CORPORATION
           (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
     1)Title of each class of securities to which transaction applies:


     2)Aggregate number of securities to which transaction applies:


     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)Proposed maximum aggregate value of transaction:


     5)Total fee paid:


[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)Amount Previously Paid:

     2)Form Schedule or Registration Statement No.:

     3)Filing Party:

     4)Date Filed:





TO THE STOCKHOLDERS OF
     STANDARD MANAGEMENT CORPORATION


You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Standard Management Corporation to be held at 9:30 a.m., local time, on Thursday, June 10, 1999 at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240.

The matters to be considered at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We look forward to seeing you at the 1999 Annual Meeting.



Sincerely,





Ronald D. Hunter
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER




May 3, 1999

                        STANDARD MANAGEMENT CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1999

                            TO THE STOCKHOLDERS OF
                         STANDARD MANAGEMENT CORPORATION:

The Annual Meeting of Stockholders (the "Annual Meeting") of Standard Management Corporation ("SMC" or "the Company") will be held at 9:30 a.m., local time, on Thursday, June 10, 1999, at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240, to consider and vote on the following matters:

Proposal 1.To elect three Class I directors to the Board of Directors of SMC for a term of three years.

This item is more fully described in the accompanying Proxy Statement. In addition, the stockholders will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on April 26, 1999 (the "Record Date") are entitled to notice of , and to vote at, the Annual Meeting or any adjournments thereof.

Your attention is directed to the accompanying Proxy Statement, proxy card and the Shareholders Annual Report. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors



Stephen M. Coons
EXECUTIVE VICE PRESIDENT AND SECRETARY

May 3, 1999
Indianapolis, Indiana

                    STANDARD MANAGEMENT CORPORATION
                             PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS
                              JUNE 10, 1999

                              GENERAL INFORMATION

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Standard Management Corporation ("SMC" or the "Company") for use at its 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30, a. m. local time, on Thursday, June 10, 1999 at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240.

Each stockholder of record of Common Stock of the Company (the "Common Stock") on April 26, 1999 (the "Record Date") is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On March 31, 1999 there were 7,559,170 shares of Common Stock outstanding and entitled to vote.

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting at the principal executive offices of the Company located at 9100 Keystone Crossing, Indianapolis, Indiana 46240. The telephone number at the address is (317) 574-5221.

If you are unable to attend the Annual Meeting you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter presented at the Annual Meeting. A proxy may indicate that all or a portion of the shares represented thereby are not being voted by the stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to Stephen M. Coons, the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person at the Annual Meeting.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders, and the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of the Company who will receive no additional compensation for such solicitation. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about May 3, 1999.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

Under the Company's Bylaws, the Board of Directors consists of nine persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, stockholders will elect three Class I directors. The terms of the current Class I Directors expire with this Annual Meeting of stockholders. Robert A. Borns, Jerry E. Francis and Raymond J. Ohlson are presently directors of the Company. The nominees for Class I Directors, if elected, will serve three years until the 2002 Annual Meeting of stockholders and until their successors have been elected and qualified. The current Class II and Class III directors will continue in office until the 2000 and 2001 Annual Meetings, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the three nominees recommended by the Board of Directors and named below. Stockholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, non-votes with respect to the election of directors will not affect the outcome of the election of directors. In the event that any nominee for the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.

A stockholder of the Company may nominate a person for election to the Board of Directors. To do so, such stockholder must give written notice thereof, containing the information required by the Company's Bylaws, to the Secretary of the Company. Any such notice must be received at the principal executive office of the Company not later than the close of business on May 24, 1999. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS OF THE COMPANY.

NOMINEES FOR DIRECTORS

CLASS I - SERVING UNTIL 2002 ANNUAL MEETING

ROBERT A. BORNS, age 63, has been a director of the Company since 1996. He has served as Chairman of Borns Management Corporation (real estate owners and managers), Indianapolis, Indiana since 1962 and as Chairman of Correctional Management Company, L.L.C. (privatized correctional facilities), Indianapolis, Indiana since 1996. Mr. Borns serves on numerous boards, including IPALCO Enterprises, Inc., Indianapolis Power & Light Company, and Artistic Media Partners, Inc. He is also a member of the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra, Indiana University Foundation and St. Vincent Hospital Advisory Board.

JERRY E. FRANCIS, 49, has been a director of the Company since March 1998. He is currently President of Savers Marketing Corporation. He had served as a Senior Vice President of Savers Life Insurance Company ("Savers") since 1991. He was Director of Operations of Savers from 1982 to 1998 and a director of Savers from 1991 to 1998. Mr. Francis received his MBA from Wake Forest University in 1982.

RAYMOND J. OHLSON, age 48, has served as Executive Vice President and director of the Company since December 1993. He has served a President and director of Standard Marketing Corporation ("Standard Marketing") since August 1991. Since June 1993, Mr. Ohlson has served as President of Standard Life. Mr. Ohlson entered the life insurance business in 1971. While still in college, Mr. Ohlson qualified for the Million Dollar Round Table and is now a life member. He earned his CLU designation in 1980.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS II - SERVING UNTIL 2000 ANNUAL MEETING

STEPHEN M. COONS, age 58, has been a director of the Company since August, 1989. Mr. Coons has been General Counsel and Executive Vice President of the Company since March 1993 and has been Secretary of the Company since March 1994. He was of counsel to the law firm of Coons, Maddox & Koeller from March 1993 to December 31, 1995. Prior to March 1993, Mr. Coons was a partner with the law firm of Coons & Saint. He has been practicing law for 28 years. Mr. Coons served as Indiana Securities Commissioner from 1978 to 1983.

MARTIAL R. KNIESER, age 56, has been a director of the Company since May 1990. He was Medical Director of Community Hospital Indianapolis from 1978 to 1989 and has been Medical Director of Stat Laboratory Services from 1989 to present. Dr. Knieser also has been Medical Director of Standard Life since December 1987.

PAUL ("PETE") B. PHEFFER, age 48, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since May 1997 and director of the Company since June 1997. Prior to joining the Company, Mr. Pheffer was Senior Vice President - Chief Financial Officer and Treasurer of Jackson National Life Insurance Company from 1994 to 1996 and prior to that was Senior Vice President - Chief Financial Officer at Kemper Life Insurance Companies from 1992 to 1994. Mr. Pheffer, a CPA, received his MBA from the University of Chicago in 1988.

CLASS III - NOMINEES TO SERVE THREE YEARS UNTIL 2001 ANNUAL MEETING:

JOHN J. DILLON, age 40, has been a director of the Company since March 1998. Mr. Dillon has been with Analytical Surveys, Inc. since January 1997, most recently serving as Chief Administrative Officer. Prior to that, Mr. Dillon served in various positions for the State of Indiana, including director of the Hoosier Lottery from July 1993 to January 1997 and Insurance Commissioner from July 1989 to July 1991.

RONALD D. HUNTER, age 47, has been the Chairman of the Board, Chief Executive Officer and President of the Company since its formation in June 1989 and the Chairman of the Board and Chief Executive Officer of Standard Life Insurance Company of Indiana ("Standard Life") since December 1987. Previously, Mr. Hunter held several management and sales positions in the life insurance industry with a number of companies including Conseco, Inc. (1981-1986), and Aetna Life & Casualty Company (1978-1981).

EDWARD T. STAHL, age 52, has been Executive Vice President of the Company since its formation, has been a Director of the Company since July 1989, had served as Director of Corporate Development since June 1993 and was appointed Chief Administrative Officer in November 1998. Mr. Stahl was Secretary of the Company from June 1989 to March 1994. Mr. Stahl was President and Chief Operations Officer of Standard Life from May 1988 to June 1993. He has been a Director of Standard Life since December 1987, and Executive Vice President and Secretary since June 1993. Mr. Stahl has served in various capacities in the insurance industry since 1966. He earned his FLMI designation in 1981, and is a member of several insurance associations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met six times in 1998, each time pursuant to a regularly scheduled meeting. No director attended fewer than 86% of the meetings of the Board of Directors or committees on which he served. It is the primary responsibility of the Board of Directors to oversee the management of the business of the Company. To assist in carrying out its responsibilities, the Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Incentive Stock Option Plan Committee. The latter is a committee of the whole. The Executive Committee serves as the Nominating Committee.


   EXECUTIVE         AUDIT          COMPENSATION

R. Hunter*        J. Dillon*         M. Knieser*
S. Coons          R. Borns           R. Borns
R. Ohlson         M. Knieser         J. Dillon
P. Pheffer
E. Stahl
___________________
* Chairman

The principal function of the Executive Committee is acting for the Board of Directors in the management of business when action is required between Board of Directors meetings. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee met twice during 1998.

The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors. In addition, the committee also monitors the effectiveness of the audit effort and financial reporting and the adequacy of financial and operating controls. The Audit Committee met once during 1998.

The Compensation Committee approves compensation objectives and policy for all employees and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines periodically and recommends to the Board of Directors the base cash compensation for the Chief Executive Officer and other executive officers of the Company. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission. The Compensation Committee met twice during 1998.

The Incentive Stock Option Committee has responsibility for granting stock options to eligible members of management under, and otherwise administers the Amended and Restated 1992 Stock Option Plan (the "Stock Option Plan"). The Incentive Stock Option Plan Committee met once during 1998.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives an annual cash retainer of $10,000. Non-employee directors of the Company receive $1,000 per Board of Directors or Board of Directors Committee meeting attended in person. All non-employee directors are reimbursed for expenses incurred in connection with their services as directors. Pursuant to the Stock Option Plan, each non-employee director is entitled to receive, on the date of each Annual Meeting, an immediately exercisable option to purchase 500 shares of Common Stock at a purchase price equal to the fair market value of Common Stock on the date of the grant. The Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director, provided that such number may not be less than 500. Each such option will be exercisable for ten years and may terminate earlier upon termination of directorship. Effective June 10, 1998, the Board of Directors granted options to its non-employee directors as follows: Dr. Bhat - 500, Mr. Borns - 500, Mr. Dillon - 10,500 and Dr. Knieser - 500. The Stock Option Plan also provides that each non-employee director is entitled to receive an option to purchase 500 shares of Common Stock upon commencement of service as a director. Officers of the Company do not receive an annual retainer, meeting fees, shares of Common Stock or other compensation for service as directors of the Company or for service on Committees of the Board of Directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors approves compensation objectives and policy for all employees and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines periodically and recommends to the Board of Directors the base cash compensation for the Chief Executive Officer and other executive officers of the Company.


EXECUTIVE COMPENSATION PHILOSOPHY.

The objectives of the Company's executive compensation program are to:

ASupport the achievement of desired Company performance.
AProvide compensation that will attract and retain superior talent and reward performance, which is critical to both the short-term and long-term success of the Company.
AAlign the executive officers' interests with the success of the Company by placing a portion of pay at risk with payout dependent upon corporate performance.


The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the life insurance industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

EXECUTIVE OFFICER COMPENSATION PROGRAM.

The Company's executive officer compensation program is comprised of three major components, all of which are intended to attract, retain and motivate highly effective executives.

1. BASE SALARY. Base salary levels for the Company's executive officers are competitively set relative to companies in the insurance industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with the Company's executive officers. See "- Executive Compensation - Employment Agreements."

2. CASH INCENTIVE COMPENSATION. Cash incentive compensation is designed to motivate executives to attain short-term and long-term corporate goals. Annual cash bonuses depend upon attainment of specified business goals. The Compensation Committee's policy is to have a significant portion of an executive's total potential cash compensation tied to the Company's overall expected performance.

3. LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation is provided to executives and other employees through the Stock Option Plan. The objectives of the Stock Option Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant, long-term ownership position in Common Stock.
The Stock Option Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of Common Stock subject to any award made under the Stock Option Plan is a function of salary and position in the Company. As with the determination of base salaries and cash incentive compensation, the Incentive Stock Option Plan Committee exercises subjective judgment and discretion in view of its general policies. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of the Company's stock price. Awards are made at a level calculated to be competitive within the life insurance industry as well as a broader group of companies of comparable size and complexity.

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company's compensation deduction with respect to certain highly-compensated executives in excess of $1,000,000 unless certain conditions are satisfied. The Company presently believes that this provision is unlikely to become applicable in the near future to the Company because the levels of base salary and annual cash incentive compensation of the Company's executive officers are substantially less than $1,000,000 per annum. Therefore, the Company has not taken any action to adjust its compensation plans or policies in response to Section 162(m).

OTHER EXECUTIVE COMPENSATION.

The Company provides programs to the executive officers that are generally available to all employees of the Company including a 401(k) plan and medical benefits.

CHIEF EXECUTIVE OFFICER COMPENSATION.

Mr. Hunter was appointed to the position of Chairman of the Board, Chief Executive Officer and President during 1989. The compensation of Mr. Hunter is established by the terms of his employment contract, dated January 1, 1989, as amended. Under his employment contact, a portion of his cash compensation is tied directly to the Company's financial performance, because his annual cash bonus is a fixed percentage (3 percent) of the Company's annual gross operating income. During 1998, Mr. Hunter's annual base salary rate was increased from $325,911 to $332,755. Mr. Hunter's incentive bonus in 1998 was $306,221 in accordance with his employment agreement.


Martial R. Knieser, Chairman
Robert A. Borns
John J. Dillon

Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and certain other components of the compensation paid to Mr. Hunter, Chairman, Chief Executive Officer and President of the Company, and the four other highest-paid executive officers of the Company during fiscal year 1998 (the "Named Executive Officers") for the Company's last three fiscal years:

                                                                                      LONG TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                                                                        AWARDS
                                 FISCAL                                               SECURITIES       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS          OTHER (1)    UNDERLYING OPTIONS  COMPENSATION (2)
Ronald D. Hunter..................1998    $332,755  $306,221       $45,579               --              $29,045
 Chairman of the Board            1997     325,911   184,724         9,997            105,000             40,042
 CEO and President                1996     316,418   171,996            --            272,895             28,645

Raymond J. Ohlson.................1998     227,826   153,111            --               --               21,240
    Executive Vice President and  1997     223,140    92,362            --             65,000             18,130
    Chief Marketing Officer       1996     211,984    85,998            --             85,260             12,796

Paul B. Pheffer...................1998     204,200   153,111            --               --               15,658
    Executive Vice President,     1997     133,333        --            --            150,000              4,500
    Chief Financial Officer and
    Treasurer(3)

Stephen M. Coons..................1998     200,000   153,111            --               --               10,897
    Executive Vice President,     1997     167,355    92,362            --             60,000               --
    General Counsel and Secretary 1996     162,481    85,998            --             85,260               --

Edward T. Stahl...................1998     128,219   153,111            --               --               10,856
    Executive Vice President and  1997     125,582    92,362            --             60,000              6,000
    Administrative Officer        1996     121,924    85,998            --             77,070              6,000

_____________________
(1)Amounts include imputed interest on an interest-free loan made to Mr. Hunter in 1997. The balance of the loan at December 31, 1998 is $778,000.

(2)Amounts reported for fiscal year 1998 were as follows: (i) matching contributions by the Company to the 401(k) plan (Mr. Hunter $6,000, Mr. Ohlson $6,000, Mr. Pheffer $6,000, Mr. Coons $4,897, Mr. Stahl $4,856); (ii) key man
life insurance premiums paid by the Company (Mr. Hunter $4,090, Mr. Ohlson $3,785, Mr. Pheffer $835); (iii) disability income insurance premiums paid by the Company (Mr. Hunter $6,955, Mr. Ohlson $5,455, Mr. Pheffer $2,823); and
(iv) travel allowance paid by the Company (Mr. Hunter $12,000, Mr. Ohlson $6,000, Mr. Pheffer $6,000, Mr. Coons $6,000, Mr. Stahl $6,000).

No  1996  compensation  information  is reported for  Mr.  Pheffer  because  he
commenced employment on May 1, 1997.   Mr.  Pheffer does not have an employment
agreement with the Company.

No stock options were granted to or exercised by Named Executive Officers during fiscal year 1998. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of fiscal year 1998. The Company has not issued any Stock Appreciation Rights ("SARs").

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                     UNDERLYING UNEXERCISED            IN-THE MONEY
                       OPTIONS AT FY-END (#)        OPTIONS AT FY-END($)
NAME                EXERCISABLE UNEXERCISABLE    EXERCISABLE UNEXERCISABLE

Ronald D. Hunter......473,095      35,000           415,531      17,500
Raymond J. Ohlson.....260,788      21,667           244,330      10,834
Paul B. Pheffer.......100,000      50,000           131,250      65,625
Stephen M. Coons......177,760      20,000           191,365      10,000
Edward T. Stahl.......169,570      20,000           191,365      10,000


EMPLOYMENT AGREEMENTS

The Company has employment agreements with Messrs. Hunter, Ohlson, Coons and Stahl, which provide that, if their employment is terminated due to certain acts, for a period of one year thereafter, each shall not (i) sell or attempt to sell, within Indiana, any type of products marketed by the Company, (ii) sell or attempt to sell any types of products marketed by the Company to any customer of the Company and (iii) within Indiana, own, be employed by, or be connected in any manner with any business similar to the type of business of the Company. Messrs. Hunter, Ohlson, Coons and Stahl also agree that during the employment term and for a period of six months thereafter, each will assign to SMC or its nominees all of his right, title and interest in and to all technical information that each makes, develops or conceives.

Mr. Hunter's employment agreement terminates on January 1, 2000. His salary under his employment agreement for 1998 was $332,755 per year and is increased each year by the percent change of the Consumer Price Index ("CPI"). In addition, Mr. Hunter receives a bonus equal to 3% of the annual gross operating income of the Company, but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Hunter will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Hunter on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six-month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Hunter's employment is terminated, Mr. Hunter is entitled to a lump sum payment equal to his average annual compensation times 299%.

Mr. Ohlson's employment agreement terminates on June 16, 2000. His salary under his employment agreement for 1998 was $227,826 per year, and is increased each year by the percent change of the CPI. In addition, Mr. Ohlson receives a bonus equal to 1 2% of the annual gross operating income of the Company but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in control, Mr. Ohlson will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Ohlson on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Ohlson's employment is terminated, Mr. Ohlson is entitled to a lump sum payment equal to his average annual compensation times 299%.

Mr. Coons' employment agreement terminates on March 1, 2000. His salary under his employment agreement for 1998 was $200,000 per year, and is increased each year by the percent change of the CPI. In addition, Mr. Coons receives a bonus equal to 1 2% of the annual gross operating income of the Company but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Coons will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Coons on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Coons' employment is terminated, Mr. Coons is entitled to a lump sum payment equal to his average annual compensation times 299%.

Mr. Stahl's employment agreement terminates on January 1, 2000. His salary under this employment agreement for 1998 was $128,219 and is increased each year by the percent change of the CPI. In addition, Mr. Stahl receives a bonus equal to 1 2% of the annual gross operating income of the Company, but not less than 10% of his annual salary. Following a termination of his employment with the Company in the event of a change-in-control, Mr. Stahl will also be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Mr. Stahl on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled. In the event of a change-in-control of the Company whereby Mr. Stahl's employment is terminated, Mr. Stahl is entitled to a lump sum payment equal to his average annual compensation times 299%.

The following table sets forth certain information concerning the repricing of stock options held by any executive officer during the five completed fiscal years since the Company became a reporting company under the Exchange Act. The Company has not issued any SARs.

TEN-YEAR OPTION REPRICING

                                                                                                           Length of
                                                   Number of                                                Original
                                                  Securities         Market        Exercise                Option Term
                                                  Underlying         Price         Price at                 Remaining
                                                   Options/       of Stock at      Time of                     at
                                                     SARS           Time of        Repricing   New           Date of
                                                  Repriced or     Repricing or        or     Exercise     Repricing or
NAME AND PRINCIPAL POSITION        DATE             Amended         Amendment      Amendment   Price        Amendment

Ronald D. Hunter                  5/1/96             105,000         $4.375         $9.41    $7.238        86 months
   Chairman of the Board                              99,645          4.375          7.62     7.238        91 months
   CEO and President
Raymond J. Ohlson                 5/1/96              26,250          4.375         12.38     7.238        82 months
   Executive Vice President and                       39,375          4.375          9.41     7.238        86 months
   Chief Marketing Officer                            37,380          4.375          7.62     7.238        91 months
Stephen M. Coons                  5/1/96              26,250          4.375          9.41     7.238        86 months
   Executive Vice President,                          24,885          4.375          7.62     7.238        91 months
   General Counsel and Secretary
Edward T. Stahl                   5/1/96              22,050          4.375          9.41     7.238        86 months
   Executive Vice President and                       20,895          4.375          7.62     7.238        91 months
   Director of Corporate Development

PERFORMANCE GRAPH


The following performance graph reflects a five-year comparison of cumulative total shareholder return on the assumption that $100 was invested on December 31, 1993 in each of i) the Company's common stock, ii) the Russell 2000 index and iii) the NASDAQ Insurance Stock Index. In previous years, comparison was made to the NASDAQ U.S. Stock Market Index, rather than the Russell 2000 Index. Management believes that the Company and its capitalization better match the characteristics and market capitalization of the companies that compose the Russell 2000 index rather than the NASDAQ U.S. Stock Market Index. Management believes that a number of factors, including primarily the concentration of technology and internet issues contained in the NASDAQ U.S. Stock Market Index rendered that index less comparable to the Company than the Russell 2000 index. The NASDAQ U.S. Stock Market Index had the following annual valuation points for the five years ending December 31, 1998: 100, 98, 138, 170, 209 and 294.



[GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG SMC, RUSSELL 2000 INDEX AND NASDAQ INDEX

[CAPTION]

Measurement period
(Fiscal year covered)         SMC          Russell 2000     Nasdaq Insurance
                                              Index               Index

Measurement PT -
12/31/93                     $100              $100               $100
FYE  12/31/94                $42               $97                $94
FYE  12/31/95                $62               $122               $134
FYE  12/31/96                $71               $140               $152
FYE  12/31/97                $95               $169               $224
FYE  12/31/98                $101              $163               $199








                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company Charter and Bylaws provide for indemnification of its officers and directors to the maximum extent permitted under the Indiana Business Corporation Law (AIBCL@). In addition, the Company has entered into separate indemnification agreements with some of its directors which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

On October 28, 1997, the Company made an interest free loan to Mr. Hunter, Chairman of the Board of the Company, in the amount of $778,000, representing a new loan in the sum of $438,000 and consolidation of an existing loan. The loan is repayable within 10 days of Mr. Hunter's voluntary termination or resignation as Chairman and CEO of the Company. In the event of a termination of Mr. Hunter's employment with the Company following a change in control, the loan is deemed to be forgiven.

SMC issued Series A convertible redeemable preferred stock ("Series A Preferred Stock") during 1998. Certain officers and directors purchased 26,000 shares of the Series A Preferred Stock. Purchases were financed by personal loans to the participants from a bank. Such loans were collateralized by the Series A Preferred Stock purchased. The Company guaranteed the loans, but has recourse to the participants if it incurs a loss under the guarantee. A total of 10 directors and officers of the Company and its subsidiaries elected to purchase Series A Preferred Stock. At December 31, 1998, the bank loans guaranteed by the Company totaled $2,600,000. At December 31, 1998, the outstanding principal balances of the bank loans to the directors and named officers which are guaranteed by the Company were as follows: Mr. Hunter, $500,000; Mr. Ohlson, $500,000; Mr. Pheffer, $100,000; Mr. Coons, $200,000; Mr. Stahl,
$100,000; Mr. Borns, $500,000; and Mr. Francis, $100,000.

COMMON STOCK OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND
                            PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock; (i) by each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) by each of the Company's directors; (iii) by each of the Company's Named Executive Officers and (iv) by all directors and Named Executive Officers of the Company as a group. This information is as of March 31, 1999 based upon Schedules 13-G filed with the Securities and Exchange Commission.

                                  NUMBER OF SHARES
NAME                                   OWNED (1)       PERCENT (2)

Ronald D. Hunter                     741,292(3)          9.16%
 9100 Keystone Crossing
 Indianapolis, Indiana 46240

Martial R. Knieser                   388,278(4)          5.07

Raymond J. Ohlson                    344,129             4.37

Stephen M. Coons                     223,817(5)          2.88

Edward T. Stahl                      217,489             2.81

Robert A. Borns                      129,823             1.70

Paul B. Pheffer                      113,552             1.48

Jerry E. Francis                      56,167              __*

John J. Dillon                        15,500              __*

All directors and Named Executive
 Officers as a group
 (nine persons)                    2,230,047            24.48

Conseco Group                      1,740,038(6)         18.71
 11815 N. Pennsylvania Street
 Carmel, Indiana 46032
_____________________________
* Less than one percent

(1)Except as otherwise noted below, each person named in the table possesses sole voting and sole investment power with respect to all shares of common stock listed in the table as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding options, warrants or convertible securities that are exercisable within 60 days of March 31, 1999 as follows: Mr. Hunter - 531,918, Dr. Knieser - 101,923, Mr. Ohlson - 319,612, Mr. Coons - 201,289, Mr. Stahl - 181,334, Mr. Borns - 79,823,
Mr. Pheffer - 111,764, Mr. Francis - 11,764, Mr. Dillon - 10,500, directors and Named Executive Officers as a group -1,549,927.

(2)Percentage of total outstanding shares is calculated separately for each person on the basis of the actual number of outstanding shares as of March 31, 1999 and assumes, for purposes of the calculation, that shares issuable upon exercise of options or warrants exercisable and securities convertible within 60 days held by such person (but no other stockholders) had been issued as of such date. Percentages less than 1% are not indicated.

Includes 336 shares beneficially owned by Mr. Hunter's minor child, as to which Mr. Hunter disclaims beneficial ownership.

(4)Includes 8,043 shares beneficially owned by Dr. Knieser's spouse and children, as to which shares Dr. Knieser disclaims beneficial ownership.

(5)Includes 2,100 shares beneficially owned by Mr. Coons' child, as to which shares Mr. Coons disclaims beneficial ownership.

(6)Includes 760,670 shares issuable upon conversion of a $4,371,573 convertible note with Conseco Variable Insurance Company, 631,360 shares issuable upon conversion of a $3,628,427 convertible note with Conseco Health Insurance Company, and 348,008 shares issuable upon conversion of a $2,000,000 convertible note with Conseco Senior Health Insurance Company, all of which are convertible at any time. Information with respect to Conseco Variable Insurance Company, Conseco Health Insurance Company and Conseco Senior Health Insurance Company ("Conseco Group") is based solely on a review of statements on Schedule 13G filed by such entities with the Securities and Exchange Commission. All of these entities are beneficially owned by Conseco, Inc. All of the shares, when issued, will be subject to a Voting Trust Agreement by and among the Conseco Group, the Company and two voting trustees appointed by the Company and the Conseco Group. It is anticipated that Mr. Hunter will be the Company Trustee.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Board of Directors to be the independent auditors to audit the consolidated financial statements of the Company for fiscal year 1999. This firm has been employed by the Company in that capacity continuously since the Company's formation in 1989. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 1998 consolidated financial statements.

                             STOCKHOLDER PROPOSALS

A stockholder of the Company may bring business before the Annual Meeting. To do so, such stockholder must give written notice thereof, containing the information required by the Company's Bylaws, to the Secretary of the Company. Any such notice must be received at the principal executive office of the Company not later than the close of business on May 24, 1999.

The Company's 2000 Annual Meeting is expected to be held on or about May 16, 2000. In order to be considered for inclusion in the Company's Proxy Statement for its 2000 Annual Meeting, a stockholder's proposal must be received by the Company within a reasonable time before solicitation of proxies for such meeting is made. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during fiscal 1998 its Reporting Persons complied with all filing requirements applicable to them.

                                 ANNUAL REPORT

The Company's Annual Report for 1998 is being mailed to the stockholders with this Proxy Statement, but is not part of the proxy solicitation material.

OTHER BUSINESS

The Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors




Stephen M. Coons
Executive Vice President and Secretary

PROXY

                        STANDARD MANAGEMENT CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Standard Management Corporation ( the "Company" or "SMC") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement and does hereby constitute and appoint Ronald D. Hunter and Stephen M. Coons, or either of them, with full power of substitution, to vote all shares of Common Stock of SMC that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of SMC, to be held on Thursday, June 10, 1999 at 9:30 a.m. (Eastern Standard Time) at The Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240, and at any adjournment thereof, as follows:

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (AS DEFINED BELOW) IN PROPOSAL 1. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

PLEASE MARK BOX * OR [X]

1.    The election of three (3) Class I Directors:

      [ ] FOR the nominees listed   [  ]  WITHHOLD AUTHORITY for  the  nominees
                                    listed

            Robert A. Borns         Jerry E. Francis Raymond J. Ohlson

INSTRUCTIONS:     TO WITHHOLD AUTHORITY TO  VOTE  FOR ANY  INDIVIDUAL  NOMINEE,
                  STRIKE THAT NOMINEE'S NAME FROM THE NAMES LISTED ABOVE.



      You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.



Dated:                    , 1999



Signature



Signature if held jointly

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.